Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Hibbett Sports, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-21299, 333-21303, 333-21305, 333-63094, 333-96755, 333-126316, 333-126313, 333-126311, and 333-135217) of Hibbett Sports, Inc. and subsidiaries (the Company) of our report dated April 1, 2008, with respect to (i) the consolidated balance sheets of Hibbett Sports, Inc. and subsidiaries as of February 2, 2008 and February 3, 2007, and the related consolidated statements of operations, stockholders’ investment, and cash flows for each of the years in the three-year period ended February 2, 2008 and the related consolidated financial statement schedule and (ii) the effectiveness of internal control over financial reporting as of February 2, 2008, which report appears in the February 2, 2008, Annual Report on Form 10-K of Hibbett Sports, Inc. and subsidiaries.

Our report refers to the Company’s changes in its method of accounting for inventory and its method of accounting for share-based payments, as well as the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.

/s/ KPMG LLP

Birmingham, Alabama
April 1, 2008

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